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EXHIBIT 21

                                  U.S. BANCORP
                      BANKING AND NON-BANKING SUBSIDIARIES


                            BANK AND TRUST OPERATIONS




MINNESOTA               U.S. Bank National Association - Has branches in
                        Minnesota, Oregon, Washington, Colorado, California,
                        Idaho, Nebraska, North Dakota, Nevada, South Dakota,
                        Iowa, Illinois, Utah, Wisconsin and Wyoming.

                        U.S. Bank Trust National Association

ARIZONA                 U.S. Bank Trust National Association

CALIFORNIA              U.S. Bank Trust National Association

GEORGIA                 U.S. Bank Trust National Association

ILLINOIS                U.S. Bank Trust National Association

MONTANA                 U.S. Bank National Association MT
                        U.S. Bank Trust National Association MT

NEW YORK                U.S. Bank Trust National Association

NORTH DAKOTA            U.S. Bank National Association ND

OREGON                  U.S. Bank National Association OR
                        U.S. Bank Trust Company, National Association

SOUTH DAKOTA            U.S. Bank Trust National Association SD

WASHINGTON              U.S. Bank Trust National Association

WYOMING                 Wyoming Trust and Management Company


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                            NON-BANKING SUBSIDIARIES


                                                                   State of
     Subsidiary                                                    Incorporation
     ----------                                                    -------------
     FBS Capital I                                                 Delaware

     First Building Corporation                                    Minnesota

     First Group Royalties, Inc.                                   Minnesota

     First System Services, Inc.                                   Minnesota

     P.I.B., Inc.                                                  Minnesota

     U.S. Bancorp Capital I                                        Delaware

     U.S. Bancorp Card Services, Inc.                              Minnesota

     U.S. Bancorp Community Development Corporation                Minnesota

     U.S. Bancorp Equity Capital, Inc.                             Minnesota

     U.S. Bancorp Information Services, Inc.                       Minnesota

     U.S. Bancorp Insurance Services, Inc.                         Delaware

     U.S. Bancorp Investments, Inc.                                Minnesota

     U.S. Bancorp Piper Jaffray Companies Inc.                     Delaware

     U.S. Bancorp Venture Capital Corporation                      Minnesota

     U.S. Trade Services, Inc.                                     Oregon

     USB Capital II                                                Delaware

     USB Trade Services Limited                                    Hong Kong